EXHIBIT 32

CERTIFICATION PURSUANT TO 18. U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Patapsco Bancorp, Inc. (the “Company”) on Form 10-QSB for the quarter ended September 30, 2007 as filed with the Securities and Exchange Commission (the “Report”), the undersigned certify, pursuant to 18 U.S.C. § 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

a.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

By:	/s/ Michael J. Dee
Name:	Michael J. Dee
Title:	President, Chief Executive Officer and Chief Financial Officer

Date: November 13, 2007